UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2012
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Directors. On February 7, 2012 the Board of Directors of Enterprise Financial Services Corp (the “Company”) appointed Ms. Judith Heeter to the Company's Board of Directors.

Ms. Heeter is the Founder of Pathfinder Consulting, LLC, a marketing consulting company with offices in Mission Hills, Kansas. From 1990 to 2010, Ms. Heeter served as Director of Business Affairs and Licensing for the Major League Baseball Players Association. From 1989 until February 2011, Ms. Heeter was a partner with the law firm of Polsinelli Shugart P.C. Ms. Heeter also currently serves on the Board of Directors of Missouri Employers Mutual Insurance Company and also serves on several non-public boards in the Kansas City metro area.

The Board has yet to determine her committee assignments.

Consistent with the compensation policies applicable to the Company's non-employee directors, Ms. Heeter will be eligible to receive an annual retainer fee of $12,000 plus a fee of $1,000 for each meeting of the Board. Ms. Heeter may select to receive her compensation either (i) 100% in the form of the Company's common stock or (ii) in the form of 50% cash and 50% of the Company's common stock. In addition, the annual retainer fee for 2011 will be pro rated for the portion of the year that Heeter will serve as a director.

Item 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Text of Press Release, dated February 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	February 9, 2012	By:	/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller